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                                                                    EXHIBIT 10.4


                             NON-COMPETE AGREEMENT
                             ---------------------

     This Non-Compete Agreement, dated as of September 30, 1998 (the "Effective
                                                                      ---------
Date"), is among Owens Corning, a Delaware corporation ("Seller"); AGY Holdings
----                                                     ------
Corp., a Delaware corporation; and Porcher Industries S.A., a French corporation (collectively, "Buyer"); and Advanced Glassfiber Yarns, LLC, a Delaware limited
                -----
liability company ("Company").
                    -------

     WHEREAS, pursuant to an LLC Interest Sale and Purchase Agreement, dated as of July 31, 1998 (the "SPA"; capitalized terms not defined herein shall have the
                       ---
meanings ascribed to them in the SPA or the Patent and Know How License Agreement, as applicable) among Seller, Company, and AGY Holdings, Inc. (as assignee of Glass Holdings Corp. under an assignment and assumption agreement dated as of September 30, 1998), AGY Holdings, Inc. agreed to purchase from Seller a 51% membership interest ("Interest") in the Company; and
                                   --------

     WHEREAS, Buyer, Seller, and Company have agreed that under the terms and conditions set forth below, neither Buyer nor Seller will compete with Company in the manufacture and sale of certain Business Products.

     NOW, THEREFORE, in consideration of the premises of and the mutual promises and agreements in the SPA and contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   NON-COMPETE
     -----------

     1.1  Acknowledgment
          --------------

     Buyer and Seller acknowledge that the object of this Non-Compete Agreement is to protect the Company and to preserve the value of the Business for the Company and that the
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execution of this Non-Compete Agreement by Buyer and Seller is a condition precedent to the consummation of the purchase of the Interest by the Company, is part of the consideration of the SPA, and is part of the consideration of this Non-Compete Agreement.

     1.2  Seller Covenant Not to Compete
          ------------------------------

     Seller hereby covenants and agrees that neither Seller nor any Affiliate of Seller will:

     (a) for the period ending on the later of five years from the Effective Date or the first day on which the membership interest in the Company of either Seller together with its Affiliates, or Buyer, together with its Affiliates, is less than 5% (the "Non-Compete Term"), manufacture or sell:

          (i)  Business Products other than:

               (x) products which are not mechanically twisted in a secondary operation and have a linear density of a TEX value of greater than or equal to 180 g/km;

               (y) rubber reinforcement with a linear density of a TEX value of greater than or equal to 100 g/km and a minimum nominal filament diameter of 8.89 (micronage values herein shall refer to maximum or minimum nominal values in common usage in the industry, in this instance, a G filament); or

               (z) products which are not mechanically twisted in a secondary operation and have a linear density of a TEX value equal to 100 g/km for sale in South America;

          (ii) S Glass or any product made of S Glass;

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          (iii)   any twisted and plied combination of polyester and glass
          yarns; or

          (iv) any air texturized glass fiber yarn having a filament or fiber diameter having a minimum nominal diameter of less than 12.70(micro),

(collectively, "Restricted Products", provided that Restricted Products shall
                -------------------
not be considered to include:

               (x) any chopped fiber product made of any material other than S Glass;

               (y) intermediate products used to make products which are not Business Products; or

               (z) any product which incorporates the identified Business Products with other materials);

     (b) for a period of five years from the Effective Date, manufacture or sell High Strength Glass;

     (c) for the Non-Compete Term, own, manage, operate, control, or participate financially or otherwise, directly or indirectly, in a business manufacturing or selling Restricted Products; or

     (d) for the Non-Compete Term, enter into an agreement with any other Person to do any of the foregoing (collectively, the "Restricted Activities").
                                                      ---------------------

The parties acknowledge and agree that any assignment of all or a portion of Buyer's membership interest in the Company to one or more Financing Sources (as defined in Section 3.4

                                       3
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of this Non-Compete Agreement) shall in no event terminate this Agreement or
Buyer's or Seller's non-complete obligation as set forth in this Section 1.2.

     1.3  Buyer Covenant Not to Compete
          -----------------------------

     Buyer hereby covenants and agrees that neither Buyer nor any Affiliate of Buyer that receives, directly or indirectly from the Company, any Seller Licensed Know How or Business Know How, will engage in any Restricted Activities for the Non-Compete Term.

     1.4  Exceptions
          ----------

     (a) Neither Sections 1.2 and 1.3 nor any other provision of this Non-Compete Agreement shall be construed to prevent or restrict Buyer or Seller from, directly or indirectly through any Affiliate:

          (i) acquiring any equity or other interest in any entity that engages, directly or indirectly, in any Restricted Activities (a "Restricted
                                                                  -----------
Person"), so long as the purchase price for such Restricted Person is less than
------
$150,000,000 and the annual revenue of such Restricted Person derived from such Restricted Activities in the most recent fiscal year prior to the acquisition of such equity or other interest does not exceed 10% of the total revenue of such Restricted Person in such fiscal year and Buyer or Seller or such Affiliate of Buyer or Seller, as the case may be, divests or ceases operation of such portion of such Restricted Person as is engaged in Restricted Activities within 24 months after such acquisition; or

          (ii) acquiring and holding any securities of any Restricted Person which is publicly owned and traded, but only in an amount not to exceed at any one time 5% of any class of securities of such Restricted Person.

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     (b)  Company acknowledges that:

          (i) Seller and its Affiliates have entered into joint venture relationships with the parties listed in Schedule A, and that such relationships shall not be deemed a violation of Section 1.2, provided, however, that if Seller or its Affiliates have or obtain control of such joint ventures, Seller or its Affiliates shall require such joint venture to comply with Section 1.2 of this Non-Compete Agreement, unless such action would breach an existing contractual obligation of Seller, its Affiliates, or the joint venture; and

          (ii) the acquisition of Buyer, Seller or an assignee of Buyer or Seller by a Restricted Person, whether by purchase of stock or assets or by merger, shall not be deemed a violation of Section 1.2, as long as: (a) such Restricted Person shall agree to assume the obligations set forth herein; (b) such Restricted Person shall divest or cease operation of such portion of such Restricted Person as is engaged in Restricted Activities within twelve (12) months after such acquisition and there is no transfer or communication of any technology, proprietary information, or personnel between the Company and such portion of such Restricted Person as is engaged in such Restricted Activities; or (c) substantially all of the assets of such portion of such Restricted Person as is engaged in Restricted Activities are contributed to the Company on terms mutually acceptable to Company, Seller and Buyer.

     (c) Seller's Affiliates may engage in Restricted Activities solely for the purpose of fulfilling its obligations under the Guelph Facility Supply Agreement, the Battice Facility Supply Agreement, and the Transitional Services Agreement, and that this Non-Compete Agreement shall not be construed to prohibit Seller's Affiliates performance under those agreements.

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     (d)  Further, Company acknowledges that Seller and its Affiliates have entered into license agreements with the parties listed in Schedule B, which license agreements may be construed to license OC patents and/or know how rights to those parties to make, use, or sell Business Products, and agrees that, except as indicated on Schedule B, Seller shall have no obligation to seek to modify such license agreements and the continued license of such rights shall not be deemed a violation of Section 1.2. Notwithstanding this paragraph 1(d), no Affiliate of Seller will be permitted to engage in any Restricted Activity during the term of this Non-Compete Agreement.

     1.5  Termination
          -----------

     Unless otherwise agreed by the parties before such transfer, Seller's obligations under this Non-Compete Agreement shall terminate immediately upon the transfer by Company of any rights in any or all of the Business Patents, Business Know How, Seller Licensed Patents or Seller Licensed Know or any tangible assets of the Company that incorporate any of the foregoing to CSG or any Affiliate thereof (unless Company believed in good faith, based upon reasonable inquiry, that the transferee entity was not at the time of the transfer an Affiliate of CSG); or (b) upon the Company becoming an Affiliate of
CSG: (i) by CSG acquiring a majority of the voting rights or the right to elect a majority of the board of directors of the Company, Buyer or Porcher Industries; or (ii) through actions directly initiated or directly facilitated by the Company, Buyer or Porcher Industries.

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2.   INJUNCTIVE RELIEF
     -----------------

     The provisions of Article 1 are reasonable and necessary to protect the Company in the conduct and operation of the Business, and Buyer and Seller acknowledge and agree that damages cannot compensate the Company in the event of a violation of any of the foregoing covenants. Therefore, Buyer and Seller agree that in the event of a violation or breach of any covenant set forth in this Non-Compete Agreement, the Company may institute any action or proceeding to enforce such covenant at law or in equity, including, but not limited to, injunctive relief. All provisions of this Non-Compete Agreement constitute a series of covenants and if any particular provision of this Non-Compete Agreement is adjudicated invalid or unenforceable, the provision shall be deemed deleted, and such deletion shall apply only in the particular jurisdiction(s) in which such adjudication is made; provided, however, to the extent that any provision hereof is deemed unenforceable because of its scope in terms of time, territory or business activities, but may be made enforceable by limitations thereon, such limitations may be made so that the covenant shall be enforceable to the fullest extent permissible under the laws and public policies applicable to such jurisdiction(s).

3.   GENERAL PROVISIONS
     ------------------

     3.1  Definitions
          -----------

     As used in this Non-Compete Agreement, the following defined terms shall have the meanings set forth below.

          (a)  "Manufacturing Facilities" has the meaning given thereto in the
                ------------------------
Patent and Know How License Agreement.

          (b)  "Business Products" has the meaning given thereto in the SPA.
                -----------------

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          (c)  "S Glass" has the meaning given thereto in the Patent and Know
                -------
How License Agreement.

          (d)  "High Strength Glass" means glass (i) having a tensile strength
                -------------------
at room temperature (x) for a pristine single filament of greater than 675 kpsi determined in accordance with the OC Procedure as set forth in Schedule C to this Non-Compete Agreement and (y) for an impregnated strand determined in accordance with ASTM D2343 of greater than 450 kpsi and (ii) that further meets at least three of the following criteria:

================================================================================
CRITERION                        TEST STANDARD      VALUE
--------------------------------------------------------------------------------
Softening point                  ASTM C-338         greater than 1900 degrees F
--------------------------------------------------------------------------------
Tensile Modulus at Room          ASTM D2101         greater than 12.5 Mpsi
 Temperature
--------------------------------------------------------------------------------
Strain to Failure                ASTM D2101         greater than 5.4%
(Elongation at Break)
--------------------------------------------------------------------------------
Dimensional Stability                               less than 2.0 x 10E-6 in/in-
 (Coefficient of Thermal                            degrees F
 Expansion)
================================================================================

     3.2  Notices
          --------

          All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed and received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and,

     If to Company:      Advanced Glassfiber Yarns LLC
                         2556 Wagener Road
                         Aiken, South Carolina  29801
                         Fax:  803-643-1526
                         Attention:  General Manager

                                       8
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     With a copy to:     AGY Holdings, Inc.
                         c/o Glass Holdings Corp.
                         3802 Robert Porcher Way
                         Greensboro, North Carolina  27410
                         Fax:  336-545-7715
                         Attention:  President

     And to:             Jefferson Holdings, Inc.
                         One Owens Corning Parkway
                         Toledo, Ohio  43659
                         Fax:  419-248-8445
                         Attention:  Corporate Secretary

     If to Buyer:        AGY Holdings, Inc.
                         3802 Robert Porcher Way
                         Greensboro, North Carolina 27410
                         Fax:  336 845-7718
                         Attn:  President

     With a copy to:     Alston & Bird, LLP
                         601 Pennsylvania Avenue, NW, North Building
                         Washington, DC  20004-2601
                         Fax: 202 508-3333
                         Attention:  Frank M. Connor, III

     If to Seller:       Owens Corning World Headquarters
                         One Owens Corning Parkway
                         Toledo, Ohio  43659
                         Fax:  419-248-8445
                         Attention: Corporate Secretary

     With a copy to:     Owens Corning World Headquarters
                         One Owens Corning Parkway
                         Toledo, Ohio  43659
                         Fax:  419-248-1723
                         Attention:  Law Department

or to such other address as any such party shall designate by written notice to the other parties hereto.

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     3.3  Governing Law
          -------------

     This Non-Compete Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

     3.4  Assignability
          -------------

     This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement shall not be assigned by any party hereto without the express prior written consent of the other parties, and any attempted assignment, without such consents, shall be null and void. Notwithstanding any nonassignment provisions contained in this Section 3.4, Company, or any permitted assignee or transferee of Company, may assign or otherwise transfer all of its rights and/or obligations hereunder (i) to any entity or entities, or any assignee of such entity or entities, providing financing for the transactions contemplated by this Agreement or to any entity or entities providing to Company, Company's Affiliates, or to any such permitted assignee of Company, financing relating to the Business (collectively, the "Financing Sources"), (ii) to any Affiliate of Company, provided that (x) such Affiliate shall agree with Company and its permitted assignees or transferees, if any, in writing to assume the Company's obligations hereunder and (y) any such assignment to an Affiliate of the Company shall not relieve the Company from its obligations hereunder or (iii) to any entity to which Company, or any assignee or transferee of Company, assigns, sells, transfers or otherwise conveys (A) all or substantially all of the assets constituting the Business (a "Complete Assignment") or (B) all or substantially all of the assets constituting either the Aiken Facility, the Huntington Facility or the South Hill Facility (a "Partial Assignment"), and further provided that such entity or Affiliate is not CSG,
                                       10
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provided that such acquiring entity agrees with and acknowledges in writing to
Buyer and Seller and their permitted assignees or transferees, if any, that this Agreement shall be binding upon and enforceable against such entity as though such acquiring entity were Company and that such entity shall perform all of Company's obligations hereunder. Notwithstanding any nonassignment provisions contained in this Section 3.4, Buyer or Seller, or any permitted assignee or transferee of Buyer or Seller, may assign or otherwise transfer some or all of its rights and/or obligations hereunder to any Affiliate of Buyer or Seller, provided that (x) such Affiliate shall agree with Seller and Buyer and/or their permitted assignees or transferees, if any, in writing to assume the Buyer's or Seller's obligations hereunder and (y) any such assignment to an Affiliate of the Buyer or Seller shall not relieve the Seller from its obligations hereunder. To the extent that assignment and/or transfer of any of the rights, privileges, and/or obligations is permitted, this Agreement shall be binding on, and except as otherwise expressly provided, shall inure to the benefit of, the legal successors, assigns, or representatives of the parties.

     3.5  Entire Agreement
          ----------------

     This Non-Compete Agreement supersedes any prior agreement between the parties with respect to the subject hereof, and constitutes the entire agreement between the parties with respect to the subject hereof.

     3.6  Amendment; Waiver
          -----------------

          This Non-Compete Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken

                                       11
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pursuant to this Non-Compete Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Non-Compete Agreement and in connection with the closing hereunder. The waiver by any party hereto of a breach of any provision of this Non-Compete Agreement shall not operate or be construed as a waiver of any subsequent breach.

     3.7  Counterparts
          ------------

          This Non-Compete Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same interest.

                                       12
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     IN WITNESS WHEREOF, the parties have caused this Non-Compete Agreement to be duly executed as of the Effective Date.

                                AGY HOLDINGS, INC.



                         By:      /s/ Robert Porcher
                                  ------------------
                                  Name:  Robert Porcher
                                  Title: President

                                PORCHER INDUSTRIES S.A.



                         By:      /s/ Robert Porcher
                                  ------------------
                                  Name:  Robert Porcher
                                  Title: President

                                OWENS CORNING



                         By:      /s/ Charles E. Dana
                                  -------------------
                                  Name:  Charles E. Dana
                                  Title: Vice President

                                ADVANCED GLASSFIBER YARNS, LLC



                         By:      /s/ Robert B. Fisher
                                  --------------------
                                  Name:  Robert B. Fisher
                                  Title: General Manager

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